EXHIBIT 99.5



                        STATE BANK OF REMINGTON, INC.
                       Proxy Solicited on Behalf of the
                            Board of Directors for
                       Special Meeting of Shareholders
                        to be Held July 17, 1999


      The undersigned, having received the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated June 9, 1999, hereby appoints David A. Botts, Wanda H. Frazier and Dorothy D. Hopkins (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of State Bank of Remington, Inc. held of record by the undersigned on June 8, 1999, at the Special Meeting of Shareholders to be held on July 17, 1999, and any adjournment thereof.

                            THE BOARD OF DIRECTORS
                           RECOMMENDS A VOTE "FOR"
                                  PROPOSAL 1

1. To approve the Agreement and Plan of Merger dated February 17, 1999, and related plan of merger, by and between State Bank of Remington, Inc. and James River Bankshares, Inc.


      |_| FOR             |_| AGAINST           |_|  ABSTAIN

      IN THEIR DISCRETION, on such other matters as may properly come before the meeting.

      This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposal 1

                                                Please   sign   your   name(s)
                                          exactly as they  appear  hereon.  If
                                          signer  is  a  corporation,   please
                                          sign  the  full  corporate  name  by
                                          duly  authorized   officer.   If  an
                                          attorney,  guardian,  administrator,
                                          executor,  or  trustee,  please give
                                          full  title  as such.  If a  limited
                                          liability  company  or  partnership,
                                          sign in  limited  liability  company
                                          or  partnership  name by  authorized
                                          person.

                                          Date: __________________, 1999

                                          ______________________________


                                          ______________________________

                                          Please  complete,   date,  sign  and
                                          return  this proxy  promptly  in the
                                          accompanying envelope.